Exhibit 5.1

September 12, 2013

Controladora Vuela Compañía de Aviación, S.A.B. de C.V.

Av. Antonio Dovalí Jaime No. 70

Torre B

Piso 13

Colonia Zedec Santa Fe

Delegación Alvaro Obregón

01210 México, Distrito Federal

México

Ladies and Gentlemen:

We are acting as special Mexican counsel to Controladora Vuela Compañía de Aviación, S.A.B. de C.V. (the “Company”), in connection with the offering by the Company and certain selling shareholders of American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, each ADS having ten (10) ordinary participation certificates (certificados de participación ordinarios; “CPOs”) as underlying securities, and each CPO evidencing economic interests, but granting no voting rights, in one series A share of the Company (together, the “Series A Shares”), under the registration statement, as amended, on Form F-1, provided to us and as filed by the Company with the United States Securities and Exchange Commission (the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion expressed below, we have examined copies of (i) the Company’s combined articles of incorporation and by-laws (estatutos sociales) in effect on the date hereof, (ii) the Registration Statement, (iii) the trust agreement (the “CPO Trust Agreement”) entered into by and between Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, Direccion Fiduciaria, as trustee (the “Trustee”), and the Company, and (iv) the deed (acta de emisión; the “CPO Deed”), granted by the Trustee and acknowledged by Banco Invex, S.A., Institucion de Banca Multiple, Invex Grupo Financiero, as common representative of the holders of CPOs, and the Mexican National Banking and Securities Commission, and (v) such documents and corporate records of the Company and the Trustee and such other instruments and other certificates of officers and representatives of the Company and the Trustee, and such other persons, and have made investigations of laws, as we have deemed relevant or appropriate in connection with the giving of this opinion.

We have assumed, without any independent investigation or verification of any kind, (i) the genuineness of all signatures and the authenticity of all opinions, documents and papers submitted to us, and (ii) that copies of all opinions, documents and papers submitted to us are complete and conform to the originals thereof.

As to questions of fact material to the opinion hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and the Trustee, and such other instruments or certificates of public officials, officers and representatives of the Company and the Trustee, and such other persons as we have deemed necessary or appropriate for the opinion expressed below.

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1. All the outstanding Series A Shares of the Company have been duly authorized and validly issued (including the Series A Shares, whether in the form of Series A Shares or CPOs, held by the selling shareholders), and such Series A Shares, whether in the form of Series A Shares or CPOs, are fully paid and non-assessable, and the Series A Shares, underlying CPOs, and underlying ADSs, that are the subject of a public offering being proposed by the Company (the “Offering”) when subscribed and paid for as set forth in the underwriting agreement, will be validly issued, fully paid and non-assessable.

2. The CPOs that may be sold, directly or as securities underlying ADSs, pursuant to the Offering, have been validly issued in accordance with the terms of the CPO Trust Agreement and the CPO Deed and constitute legal, valid and binding obligations of the Trustee, and the CPO Trust Agreement is a binding obligation of the Company and the CPOs, upon issuance by the Trustee, will be binding upon the Company, and the holders thereof are entitled to the rights specified in the CPO Trust Agreement and the CPO Deed.

We are qualified to practice law in Mexico. We express no opinion as to any laws other than the laws of Mexico or as to any matters not expressly covered herein.

We consent to (i) the filing of this opinion as an exhibit to the Registration Statement, and (ii) the use of the name of our firm in the Registration Statement, under the captions “Enforcement of Civil Liabilities,” and “Validity of Securities.” In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Ritch Mueller, S.C.

By	/s/ LUIS A. NICOLAU
Luis A. Nicolau, a partner

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